Exhibit 3.2

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

The undersigned, Thomas Graus, hereby certifies that:

he is the duly elected and active President and Secretary of CS DIAGNOSTICS CORP., a Wyoming corporation (the “Corporation”).

Pursuant to authority given by the Corporation’s Articles of Incorporation in in accordance with the requirements of the Corporations Article of the Wyoming Revised Statutes the Board of Directors of the Corporation has duly Reinstated and Ratifies the previous Certificate of Designations for its Preferred Series A Shares. On 3rd February 3, 2003, the Corporation amended its Articles of Incorporation and filed the original Certificate of Designation for a Preferred Series “A” Stock. On May 4 2010, the Corporation amended its Articles of Incorporation and filed an Amended Certificate of Designation for its Preferred Series “A” Stock, Attached hereto as Exhibit “A”. On March 24, 2024, the Board of Directors approved a Amendment to the Articles of Incorporation and this Restated and Amended Certificate of Designation of Series A Preferred Stock. This Restated and Amended Certificate of Designation of Series A Preferred Stock shall be applied retroactive to the Amended Certificate of Designation dated May 4 2010.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

SERIES A PREFERRED STOCK

The Board does hereby Reinstate and Ratify the following:

1.	DESIGNATION AND NUMBER OF SHARES. The Corporation’s Board of Directors hereby designate Five Hundred Thousand (500,000) shares of preferred stock as “Series A Preferred Stock”, par value $.00001, herein designated as the “Super Voting Stock” with voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof as described below:

1.	ISSUANCE: Shares of Series A Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Series A Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

= number of shares of Series A Preferred Stock to be

where X1 + X2 + X3 … + ... Xn represent the discrete notes and other obligations owed the lender (holder), which are being retired.

2.	VOTING RIGHTS. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: a) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus b) the total number of shares of any other series of preferred stock which are issued and outstanding at the time of voting.

ii.)	Each individual shares of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: { all shares of Common Stock issued and outstanding at time of voting + all shares of any other series of preferred stock which are issued and outstanding at time of voting}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

3.	LIQUIDATION RIGHTS.

(a)    Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount (the “Liquidation Preference”) equal to the product of (i) the original amount paid by the holder thereof (the “Original Issue Price”) for each share of Series A Preferred Stock owned by such holder as of the effective date of such liquidation (the “Liquidation Date”), multiplied by (ii) the number of shares of Series A Preferred Stock owned of record by such holder as of the Liquidation Date. (as adjusted for any combinations, splits, recapitalization and the like with respect to such shares in the manner set forth herein).

(b)    After the payment of the full Liquidation Preference as set forth in Section 2(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among all holders of the Common Stock until such time as they have received, in the aggregate, an amount equal to the total amount of the Liquidation Preference distributed to the holders of the Series A Preferred Stock pursuant to Section 2(a) above, which amount shall be distributed to each holder of Common Stock on a pro rata basis in accordance with such Common Stock holder’s percentage of ownership of the total number of shares of Common Stock issued by the Corporation and outstanding as of the Liquidation Date.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

(c)    Upon completion of the distributions described in Sections 2(a) and 2(b) above, to the extent that there remains any further, undistributed assets of the Corporation, each of the holders of Common Stock and the Series A Preferred Stock shall receive, on a pro rata basis in accordance with such Common and Series A Preferred Stock holder’s percentage of ownership of the total combined number of shares of Common Stock and Series A Preferred Stock outstanding as of the Liquidation Date, the remaining amount of undistributed assets of the Corporation available for distribution as of such Liquidation Date.

(d)	The following events shall be considered a “liquidation” under this Section:

(i)   Any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation sell or transfer to any other party or parties all or substantially all of the capital stock of the Corporation ( an “Acquisition”);

(ii)    A sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”).

(e)    If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the Liquidation Preference set forth in Section 2(a) after payment in full of all other outstanding debts, judgments or other obligations of the Corporation as of the Liquidation Date, then such assets shall be distributed among the holders of the Series A Preferred Stock at the time outstanding, on a pro rata basis in proportion to the full amounts to which they would otherwise be respectively entitled if the entire amount due and payable pursuant to Section 2(a) above were available for distribution at such time.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

4.	CONVERSION RIGHTS.

The holders of the Series A Preferred Stock shall no rights with respect to the conversion of the Series A Preferred Stock into an equivalent number of shares of Common Stock (the “Conversion Rights”), where the Series A Preferred Stock is defined as “Super Voting Stock”.

5.	NOTICES. Any notice required by the provisions of this Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; or, if not, then on the next successive business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation as of the date of such notice.

6.	OTHER RIGHTS. Except to the extent specifically set forth herein, the holders of the Series A Preferred Stock shall be entitled to all of the rights and benefits enjoyed by the holders of the Corporation’s Common Stock under its Articles of Incorporation and Bylaws, as the same may be amended from time to time, and under applicable law.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

7.	ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the “Original Issue Date”) effect a subdivision of the outstanding shares of Common Stock without providing for a corresponding subdivision of the number of shares of Series A Preferred Stock outstanding as of such date, then, the stock price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without providing for a corresponding combination of the outstanding Series A Preferred Stock, then the stock price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4 shall become effective at the close of business on the date the applicable subdivision or combination becomes effective.

8.	NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any asset transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the record date specified therein a notice specifying: (A) the date on which any such record is to be taken for the purpose of such distribution and a description of such distribution; (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective; and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

AMENDMENT TO THE ARTICLES OF INCORPORATION:

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designation, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his had this 24th day of March, 2023

CS Diagnostics Corp.

/s/Thomas Graus
Thomas Graus,
Secretary